UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2024

ZW Data Action Technologies Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-34647	20-4672080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10th Floor, Tower A, No. 68 First Helong Road Baiyun District, Guangzhou City, Guangdong Province, CN 510440
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:

+86-10-60846616

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CNET	NASDAQ Capital Market

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of stockholders on December 13, 2024. The voting results are as follows:

1. Election of Directors.

All of the following seven nominees were elected to the Company’s Board of Directors to serve until the next annual meeting and their successors have been elected and qualified, in accordance with the voting results listed below.

	For	Withheld	Broker Non-Votes
Handong Cheng	625,382	7,480	435,517
George Kai Chu	625,717	7,145	435,517
Zhiqing Chen	624,849	8,013	435,517
Chang Qiu	625,082	7,780	435,517
Chung Wang Yiu (Ron)	624,576	8,286	435,517
Fernando Chen I-Ting	624,594	8,268	435,517
Kelvin Choi Hio Tong	624,832	8,030	435,517

2. Ratification of the Company’s Independent Accountants.

The Company’s stockholders ratified the appointment of ARK Pro CPA & Co. as the Company’s independent accountants for fiscal 2024, in accordance with the voting results listed below.

For	Against	Abstain	Broker Non-Votes
1,020,398	5,064	42,917	-

3. Ratification of the Company’s 2024 Omnibus Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes
619,050	12,039	1,773	435,517

104       Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2024	ZW Data Action Technologies, Inc.

By: /s/ Handong Cheng
Name: Handong Cheng
Title: Chief Executive Officer